Exhibit 99.1

INTERNATIONAL, INC.

FOR MORE INFORMATION CONTACT:

Joseph K. O’Brien	Timothy G. Johnson
Chief Financial Officer and Secretary	President and Chief Operating Officer
Phoenix Gold International, Inc.	Phoenix Gold International, Inc.
(503) 978-3306	(503) 978-3330

PHOENIX GOLD ANNOUNCES 2003 FISCAL YEAR RESULTS

Portland, OR — November 12, 2003 — Phoenix Gold International, Inc. (OTCBB:PGLD) today reported a net loss of $807,000, or $0.27 per diluted share, for the year ended September 30, 2003 as compared to net earnings of $95,000, or $0.03 per diluted share, for last year.  Included in the net loss for the year ended September 30, 2003 was a non-cash goodwill impairment charge of $68,000 (net of tax of $45,000), or $0.02 per share, related to adoption of a new accounting rule on October 1, 2002.  Revenue for the year ended September 30, 2003 decreased 16% to $24.8 million from $29.6 million in 2002.

For the three months ended September 30, 2003, the Company reported a net loss of $302,000, or $0.10 per diluted share, as compared to a net loss of $210,000, or $0.07 per diluted share, for the fourth quarter of fiscal 2002.  Revenue for the fourth quarter of fiscal 2003 was $6.2 million, a 7% decrease from revenue of $6.6 million in the fourth quarter of fiscal 2002.

“We continue to face a very challenging market for our audio products,” commented Keith A. Peterson, Chairman and Chief Executive Officer.  “Poor market conditions for our car audio products and reduced sales to a major customer have significantly impacted our operating results.  We continue to evaluate a number of initiatives to improve the efficiency of our business and return the Company to profitability.  We believe we have positioned our business for improved sales and earnings when this prolonged economic cycle ultimately reverses.”

“The last several years has been a very difficult period for the Company,” continued Mr. Peterson.  “We have however, continued to expand our product offerings in our Phoenix Gold, Carver Professional and AudioSource brands through sustained investment in our engineering and new product development activities.  We recently introduced a new distributed audio system, NeoSys, to the custom home market.  We are very excited about this technology and the complementary features it provides for our in-wall and in-ceiling speakers and our other custom home audio products.”

The Company also provided the following information for its fiscal year ended September 30, 2003:  Domestic sales decreased $4.3 million to $19.3 million as a result of decreased sales of Phoenix Gold, AudioSource and Carver Professional products.  Sales of electronics to a significant customer decreased 46% from a year ago.  Sales of electronics, speakers and accessories decreased 17%, 6% and 36%, respectively.  International sales decreased 7% to $5.6 million due to decreased sales in Asia, offset in part by increased sales in Europe and other international markets.  The Company expects a challenging market for its products in fiscal 2004 due to continuing reduced spending by consumers on discretionary items.  The Company has received orders from two mass merchants for certain home audio speaker systems for the upcoming Christmas season.  It is not known if the sales to these two mass merchants during the first quarter of fiscal 2004 will offset the expected decreased sales of the other Company products.

The Company also announced that the Board of Directors has authorized the Company to purchase up to $200,000 of Company common stock in open market purchases or privately negotiated transactions during the next twelve months.  “The Board of Directors continues to believe that the current trading price for our shares of common stock does not fairly reflect the value of the Company,” commented Mr. Peterson.  Mr. Peterson also noted that the Company’s book value per share was more than double the current trading range.

Phoenix Gold International, Inc. designs, manufactures, markets and sells innovative, high quality, high performance electronics, accessories and speakers for the audio market.  The Company sells its products under the brand names Phoenix Gold, Carver Professional and AudioSource.  The Company’s products are used in car audio, professional sound and home audio/theater applications.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to expectations, beliefs and future financial performance, and are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, which variances may have a material adverse effect on the Company.  Among the factors that could cause actual results to differ materially are the following: the adverse effect of reduced discretionary consumer spending; competitive factors; dependence on a significant customer; potential fluctuations in quarterly results and seasonality; fixed operating expenses relative to revenues; the need for the introduction of new products and product enhancements; dependence on suppliers; control by current shareholders; high inventory requirements; business conditions in international markets; the Company’s dependence on key employees; the need to protect intellectual property; environmental regulation; and the limited trading volume of the Company’s common stock, as well as other factors discussed in Exhibit 99.3 to the Phoenix Gold International, Inc. Annual Report on Form 10-K for the fiscal year ended September 30, 2002, which exhibit is hereby incorporated by reference.  Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements.  The Company does not intend to update its forward-looking statements.

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PHOENIX GOLD INTERNATIONAL, INC.
BALANCE SHEETS

	September 30,
	2003	2002

ASSETS

Current assets:
Cash and cash equivalents	$44,614	$214,814
Accounts receivable, net	3,758,997	3,610,939
Inventories:
Raw materials and work-in-process	2,229,338	2,924,498
Finished goods	4,925,117	4,841,025
	7,154,455	7,765,523
Prepaid expenses	194,332	188,140
Deferred taxes	973,000	572,000
Income tax receivable	90,000	—
Total current assets	12,215,398	12,351,416

Property and equipment, net	984,082	1,102,498
Deferred taxes	507,000	513,000
Other assets	302,092	552,336

Total assets	$14,008,572	$14,519,250

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Line of credit	$541,684	$—
Accounts payable	1,064,981	1,297,507
Accrued payroll and benefits	397,163	430,048
Accrued customer rebates	335,786	382,972
Other accrued expenses	664,143	498,684
Total current liabilities	3,003,757	2,609,211

Deferred gain on sale of facility	563,945	662,023

Shareholders’ equity:
Preferred stock;
Authorized – 5,000,000 shares; none outstanding	—	—
Common stock, no par value;
Authorized – 20,000,000 shares
Issued and outstanding – 3,006,945 and 3,006,945 shares	6,511,528	6,511,528
Retained earnings	3,929,342	4,736,488

Shareholders’ equity	10,440,870	11,248,016

Total liabilities and shareholders’ equity	$14,008,572	$14,519,250

PHOENIX GOLD INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Year Ended September 30,
	2003	2002	2003	2002

Net sales	$6,156,060	$6,649,516	$24,831,536	$29,566,758

Cost of sales	4,877,467	5,375,327	19,092,431	22,921,324

Gross profit	1,278,593	1,274,189	5,739,105	6,645,434

Operating expenses:
Selling and marketing	889,361	958,294	3,778,670	3,812,154
Research and development	369,252	190,106	1,153,059	703,391
General and administrative	488,320	471,348	1,931,262	1,955,899

Total operating expenses	1,746,933	1,619,748	6,862,991	6,471,444

Income (loss) from operations	(468,340)	(345,559)	(1,123,886)	173,990

Other income (expense):
Interest income	—	2,267	745	5,386
Interest expense	(13,214)	—	(40,111)	(16,670)
Other income (expense), net	(2,050)	5	1,106	2,537

Total other income (expense)	(15,264)	2,272	(38,260)	(8,747)

Earnings (loss) before income taxes and cumulative effect of accounting change	(483,604)	(343,287)	(1,162,146)	165,243

Income tax benefit (expense)	182,000	133,000	423,000	(70,000)

Earnings (loss) before cumulative effect of accounting change	(301,604)	(210,287)	(739,146)	95,243

Cumulative effect of accounting change, net of income tax benefit of $45,000	—	—	(68,000)	—

Net earnings (loss)	$(301,604)	$(210,287)	$(807,146)	$95,243

Earnings (loss) per share:
Before accounting change – basic and diluted	$(0.10)	$(0.07)	$(0.25)	$0.03
Accounting change – basic and diluted	0.00	0.00	(0.02)	0.00

Earnings (loss) per share – basic and diluted	$(0.10)	$(0.07)	$(0.27)	$0.03

Average shares outstanding:
Basic	3,006,945	3,006,945	3,006,945	3,006,945
Diluted	3,006,945	3,006,945	3,006,945	3,015,391